EXHIBIT 10.1

Form of Indemnity Agreement

[Date]

[Indemnitee Name]
[Address]
Dear [_____________],

          Reference is hereby made to Article VII of the bylaws of Sotheby’s (the “Company”) as in effect as of the date hereof (the “Company Indemnity Bylaws”). In consideration of your prior and continuing service to the Company and in order to eliminate any ambiguity in the event of any purported amendment, modification, alteration or repeal of the Company Indemnity Bylaws that might otherwise diminish, limit, restrict, adversely affect or eliminate any of your rights to indemnification, advancement of expenses or otherwise under the Company Indemnity Bylaws, this will confirm that any such purported amendment, modification, alteration or repeal shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission. The Company hereby agrees that your rights under the Company Indemnity Bylaws are contract rights that shall be incorporated into this letter agreement and shall continue, without amendment or repeal, even in the event that you cease your association with the Company and that such rights shall be for your benefit and for the benefit of your heirs, executors and administrators. This letter agreement may not be amended or modified except by an instrument in writing signed by both parties hereto.

          This letter agreement shall be governed by Delaware law.

          If you agree with the foregoing, please acknowledge by executing a copy of this letter and returning it to the Company.

Very truly yours,

Sotheby’s

By:

Name:
Title:

Accepted and Agreed to:

Name: